EXHIBIT 99.1
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[PARAGON TECHNOLOGIES LOGO]                                                 NEWS
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FOR:         PARAGON TECHNOLOGIES, INC.

CONTACTS:    Joel Hoffner, President and CEO
             610-252-3205
             610-252-3102 (Fax)
             www.ptgamex.com


                        PARAGON TECHNOLOGIES REPORTS 2006
             FIRST QUARTER RESULTS AND A STRONGER BACKLOG OF ORDERS
                                    - - - - -
EASTON, PA -- May 9, 2006 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling systems and "software-driven" warehouse and distribution center solutions, announced today results for the first quarter ended March 31, 2006.

Sales for the first quarter of 2006 rose 9.2% to approximately $4.22 million when compared to sales of approximately $3.87 million in the first quarter of 2005. During the first quarter of 2006, the Company received orders totaling approximately $5.49 million, and finished the quarter with a backlog of orders of approximately $8.18 million. This backlog of orders is an 18.3% increase over the $6.92 million backlog of orders at the end of 2005.

Net income for the first quarter of 2006 was $1,000 or $0.00 basic earnings per share, compared to net income of $194,000 or $.05 basic earnings per share in the first quarter of 2005. Net income for the first quarter of 2005 included income from discontinued operations of $130,000 from Ermanco. On August 5, 2005, the Company completed the sale of substantially all of the assets and liabilities of Ermanco.

Income from continuing operations for the first quarter of 2006 was $1,000 or $0.00 basic earnings per share, compared to income from continuing operations of $64,000 or $.02 basic earnings per share in the first quarter of 2005. Contributing to income from continuing operations for the quarter ended March 31, 2006 as compared to the quarter ended March 31, 2005 was an increase during 2006 in sales and gross profit of $354,000 and $195,000, respectively, an increase of $115,000 in interest income attributable to the higher level of funds available for investment as a result of the cash proceeds from the sale of substantially all of the assets and liabilities of Ermanco, and an income tax benefit of $86,000 during the first quarter of 2006, primarily as a result of the reversal of accruals for the expiration of tax return statutes. The increase in sales was associated with a larger backlog of orders entering fiscal 2006 when compared to the backlog of orders entering fiscal 2005 and progress made on contracts received during the first quarter of 2006 in accordance with contract completion requirements.

Offsetting the favorable impact of the aforementioned items was an increase of $335,000 in selling, general and administrative expenses primarily aimed at bolstering the rate of new orders. These expenditures were primarily attributable to the addition of resources aimed at expanding the customer base and the corresponding increase in salaries and fringe benefits; an increase in marketing expenses primarily associated with product promotion, marketing research, and

                                     [MORE]

We Build Productivity                                          [SI SYSTEMS LOGO]
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      PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9201
                        o 610.252.3205 o Fax 610.252.3102
                                www.ptgamex.com


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[PARAGON TECHNOLOGIES LOGO]                                               PAGE 2
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participation in trade shows; and an increase in professional fees and shareholder relations expenditures. Product development costs of $156,000, primarily aimed at improvements to the Company's Order Fulfillment systems technologies, were higher by $152,000 than product development costs incurred in the first quarter of 2005. Order Fulfillment development efforts during the three months ended March 31, 2006 included DISPEN-SI-MATIC(R) software and hardware enhancements.

The Company ended the quarter with a strong balance sheet. As of March 31, 2006, the current ratio remains strong at 4.29, while working capital approximates $16.73 million.

Joel Hoffner, Paragon's President and Chief Executive Officer, commented, "Our order entry rate for the first quarter exceeded our expectations. Especially pleasing is that more than half of the value of orders booked were either with new customers or in new market segments. Our quoting activity is also strong. We are beginning to see positive results from our investments in marketing activities and sales resources. The resultant higher backlog of orders will drive revenues in the subsequent quarters."

The Company is currently exploring various business strategies designed to enhance the value of the Company's assets for its stockholders. Additionally, we continue to evaluate and actively explore a range of possible options, including transactions intended to provide liquidity and maximize stockholder value, and consideration of the acquisition of complementary assets and/or businesses.

The Company will host a conference call to discuss these results on Tuesday, May 9, 2006 at 11:00 a.m. ET. To participate in the call, please dial 800-895-3606 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.ptgamex.com.
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Paragon's SI Systems' Order Fulfillment and Production & Assembly technologies drive productivity at Fortune 1000 companies and the United States Government.


About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' Production & Assembly and Order Fulfillment branded technologies and material handling solutions address unit assembly in manufacturing operations and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, BMG, Peterbilt, Honda, CVS Pharmacy, Maybelline, and Walgreens.

                                      * * *

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Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. Furthermore, achievement of the objectives of the Company following the sale of Ermanco is subject to risks associated with business disruption resulting from the announcement of the sale and other risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005.

     This press release and prior releases are available at www.ptgamex.com.

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[PARAGON TECHNOLOGIES LOGO]                                               PAGE 3
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                           Paragon Technologies, Inc.
                          Summary Financial Information
              Selected Financial Data -- Balance Sheets (UNAUDITED)
                    (In Thousands, Except Ratio Information)

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                                                        March 31, 2006                 December 31, 2005
-----------------------------------------------------------------------------------------------------------
Cash and cash equivalents..................               $    2,476                             687
Short-term investments.....................                   14,100                          16,710
                                                    ------------------------          ---------------------
   Total cash and cash equivalents
     and short-term investments............               $   16,576                          17,397
                                                    ------------------------          ---------------------

Trade receivables..........................               $    2,720                           2,029

Inventories................................               $      478                             344

Current assets.............................               $   21,805                          22,134
Current liabilities........................                    5,077                           5,337
                                                    ------------------------          ---------------------
   Working capital.........................               $   16,728                          16,797
                                                    ------------------------          ---------------------

Current ratio..............................                     4.29                            4.15

Total assets...............................               $   22,303                          22,596

Total stockholders' equity.................               $   17,075                          17,066
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


                           Paragon Technologies, Inc.
                          Summary Financial Information
         Selected Financial Data -- Statements of Operations (UNAUDITED)
                  (In Thousands, Except Per Share Information)

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                                                                          First Quarter Ended
                                                                               March 31,
                                                                     ------------------------------
                                                                         2006             2005
                                                                     -------------    -------------
Net sales...................................................          $   4,220           3,866
                                                                     =============    =============


Income (loss) from continuing
  operations before income taxes............................          $     (85)            103
Income tax expense (benefit)................................                (86)             39
                                                                     -------------    -------------
Income from continuing operations...........................                  1              64

Income from discontinued
  operations, net of income taxes...........................                  -             130
                                                                     -------------    -------------
Net income .................................................          $       1             194
                                                                     =============    =============

Basic earnings per share:
Income from continuing operations...........................          $       -             .02
Income from discontinued operations.........................                  -             .03
                                                                     -------------    -------------
Net income..................................................          $       -             .05
                                                                     =============    =============

Diluted earnings per share:
Income from continuing operations...........................          $       -             .01
Income from discontinued operations.........................                  -             .03
                                                                     -------------    -------------
Net income .................................................          $       -             .04
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


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[PARAGON TECHNOLOGIES LOGO]                                               PAGE 4
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                           Paragon Technologies, Inc.
                       Supplemental Financial Information
             Reconciliation of Income From Continuing Operations to
                        EBITDA From Continuing Operations
                                 (In Thousands)


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                                                                          First Quarter Ended
                                                                               March 31,
                                                                     ------------------------------
                                                                         2006             2005
                                                                     -------------    -------------
Income from continuing operations............................         $       1              64

Add:   Income tax expense (benefit)..........................               (86)             39
                                                                     -------------    -------------
Income (loss) from continuing
   operations before income taxes............................               (85)            103
Add:   Interest expense......................................                 1               1

Add:   Depreciation and amortization expense.................                23              22
                                                                     -------------    -------------
EBITDA from continuing operations............................         $     (61)            126
                                                                     =============    =============
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